Exhibit 10.1

EXECUTION COPY

WAIVER AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 29, 2008 (the “Amendment Date”), by and among HELICOS BIOSCIENCES CORPORATION, a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation acting in its capacity as agent (the “Agent”) for the lenders under the Loan Agreement (as defined below) (the “Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of December 31, 2007, as amended by that certain First Amendment to Loan and Security Agreement and Post-Closing Obligations Letter dated as of February 14, 2008 and that certain Second Amendment to Loan and Security Agreement dated as of June 27, 2008 (as so amended and as the same may be further amended, supplemented and modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower will make a prepayment of $10,000,000 on or before December 31, 2008 (the “Pay Down Amount”) to Agent, for the ratable benefit of the Lenders, that will be applied first to the outstanding principal balance of the Initial Term Loan and then to the outstanding principal balance of the Subsequent Term Loan; and

WHEREAS, Borrower has requested that Agent and Lenders amend certain provisions of the Loan Agreement, waive and defer certain fees and amend certain provisions of the Loan Agreement, waive certain Events of Default that may have occurred under the Debt Documents and waive certain other matters, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Agent hereby agree as follows:

1.                                      Acknowledgment of Obligations.  Borrower hereby acknowledges, confirms and agrees that as of the close of business on the date hereof, prior to giving effect to the payment of the Pay Down Amount, Borrower is indebted to the Lenders in respect of the Term Loans in the aggregate principal amount of $17,066,870.64.  All such Term Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.                                      Waivers.

(a)                                  In reliance upon the representations, warranties and covenants of the Borrower contained in this Amendment, and subject to the terms and conditions of this Amendment and any documents or instruments executed or delivered in connection herewith, the Agent and each Lender hereby waives any Default or Event of Default that may have occurred under the Debt Documents (collectively, the “Subject Events of Default”) as a result of: (i) the failure of the Borrower to deliver (1) copies of all statements, reports and notices made available generally by Borrower to its securityholders or to any holders of Material Indebtedness and (2) copies of all notices sent to Borrower or any Loan Party by the holders of Material Indebtedness, and all documents filed with the Securities and Exchange Commission or any securities exchange or governmental authority exercising a similar function, in each case in accordance with Section 6.2(c) of the Loan Agreement, for all periods from the Closing Date through the Amendment Date, and (ii) the failure of the Borrower to deliver notices relating to the Intellectual Property, in accordance with Section 6.2(e) of the Loan Agreement, for all periods from the Closing Date through the Amendment Date.  The waivers set forth in the immediately preceding sentence relate solely to the Subject Events of Default, and nothing in this Amendment is intended (or shall be construed) to constitute a waiver by Agent or any Lender of any other Default or Event of Default which may now or hereafter exist under the Loan Agreement.

(b)                                 In reliance upon the representations, warranties and covenants of the Borrower contained in this Amendment, and subject to the terms and conditions of this Amendment and any documents or instruments executed or delivered in connection herewith, the Agent and Lenders hereby waive the prepayment premium payable pursuant to Section 2.4 of the Loan Agreement solely with respect to the Pay Down Amount.  The prepayment premium payable pursuant to Section 2.4 of the Loan Agreement is not hereby waived with respect to any prepayment other than the Pay Down Amount.

3.                                      Amendments to Loan Agreement.  Subject to the terms and conditions of this Amendment (including, without limitation, the conditions to effectiveness set forth in Section 6 below), and effective as of the Effective Date (as such term is defined in Section 6 below), the Loan Agreement is hereby amended as follows:

(a)                                  Section 2.4 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing the following in lieu thereof:

“2.4. Prepayments.  Borrower can voluntarily prepay, upon 5 Business Days’ prior written notice to Agent, any Term Loan in full, but not in part (except for the portion of the Pay Down Amount (as defined in that certain Waiver and Third Amendment to Loan Agreement dated as of December 29, 2008 (the “Third Amendment”; and such amount, the “Pay Down Amount”)) applied to the Subsequent Term Loan as a prepayment in accordance with the terms of the Third Amendment).  Upon the date of (a) any voluntary prepayment of a Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of a Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the such Term Loan, (ii) the Final Payment Fee (as such term is defined in Section 2.7(b)) for such Term Loan, other than the deferred portion of the Final Payment Fee solely with respect to the Pay Down Amount as set forth in Section 2.7(b), which shall be payable in accordance with Section 2.7(b), and (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (A) 8.00% of the outstanding principal of such Term Loan, if such payment is made on or prior to the one year anniversary of the date such Term Loan was made (the “Applicable First Anniversary”), (B) 2.00% of the outstanding principal amount of such Term Loan, if such prepayment is made after the Applicable First Anniversary of such Term Loan but on or before the two year anniversary of the date such Term Loan is made (the “Applicable Second Anniversary”), and (C) 1.00% of the outstanding principal amount of such Term Loan, if such prepayment is made after the Applicable Second Anniversary but before the first day of the thirty-seventh month following the date such Term Loan was made.”

(b)                                 Section 2.7 of the Loan Agreement is hereby amended by deleting clause (b) of such section in its entirety and replacing the following in lieu thereof:

“(b)                           Final Payment Fee.  Upon all outstanding principal amounts with respect to any Term Loan being repaid, or being required to be repaid, in full (whether voluntary, scheduled or mandatory or otherwise), for each Term Loan Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to 4.00% of the original principal amount of such Term Loan (the ‘Final Payment Fee’); provided, however, notwithstanding the foregoing, solely with respect to the Initial Term Loan, in lieu of the 4.00% fee set forth above, Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to 2.00% of the original principal amount of the Initial Term Loan, which fee shall be fully earned on the Effective Date of (and as such term is defined in) the Third Amendment, but shall be due and payable on the earlier of (i) January 31, 2011 or (ii) the Applicable Term Loan Maturity Date for the Subsequent Term Loan.”

(c)                                  Section 5.13 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing the following in lieu thereof:

“5.13. Status of Helicos Biosciences Securities Corporation.  Borrower’s direct, wholly-owned Subsidiary, Helicos Biosciences Securities Corporation, a Massachusetts corporation (“HBSC”),  has not engaged in any business (other than establishing account number 1139758613 located at RBS Citizens, National Association), does not own any assets and has not incurred any Indebtedness, Liens or any other liabilities other than liabilities associated solely with any taxes on HBSC and bank fees associated with HBSC’s bank account.”

(d)                                 Section 6.8(g) of the Loan Agreement is hereby amended by deleting such clause in its entirety.

(e)                                  Section 7.3 of the Loan Agreement is hereby amended by (i) deleting the comma at the end of clause (d) of such section and replacing in lieu thereof, “and”, and (ii) deleting clause (f) of such section in its entirety.

(f)                                    Section 7.7 of the Loan Agreement is hereby amended by deleting subclause (vi) of clause (a) of such section and replacing in lieu thereof the following:

“(vi) [Reserved],”

(g)                                 Section 7.12 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing the following in lie thereof:

 “7.12.  Helicos Biosciences Securities Corporation.  HBSC shall not (i) engage in any trade or business (other than maintaining an account numbered 1139758613 located at RBS Citizens, National Association, which account shall not contain any assets other than as expressly permitted by Agent and Lenders in writing), (ii) own any assets or (iii) incur any Indebtedness, Liens or any other liabilities other than liabilities associated solely with any taxes on HBSC and bank fees associated with HBSC’s bank account.”

(h)                                 Exhibit D of the Loan Agreement is hereby amended by deleting clause (iii) of such exhibit in its entirety and replacing the following in lieu thereof:

“(iii)  [Reserved]”

4.                                      No Other Waivers or Amendments.  Except for the waiver and amendments set forth and referred to in Section 2 and Section 3, respectively, the Loan Agreement shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5.                                      Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, Borrower does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Amendment (i) each representation or warranty of the Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the Amendment Date as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof (other than the Subject Events of Default that are waived in accordance with Section 2 hereof), (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and (iv) attached hereto as Exhibit A is a summary of all Intellectual Property of the Borrower that has been registered or abandoned during the period from the Closing Date through the Amendment Date.

6.                                      Condition Precedent to Effectiveness of this Amendment.  This Amendment shall become effective as of the Amendment Date, and the waiver set forth in Section 2 and the amendments set forth in Section 3 hereof shall be deemed to be effective as of the Amendment Date (the “Effective Date”), upon the satisfaction in full of each of the following conditions precedent:

(a) receipt by the Agent of one or more counterparts of this Amendment duly executed and delivered by the Borrower, Agent and Lenders, in form and substance satisfactory to Agent and Lenders;

(b) receipt by the Agent of payment by the Borrower of the Pay Down Amount in immediately available funds; and

(c)  evidence satisfactory to Agent that Borrower has received net cash proceeds of at least $15,000,000 from an issuance of equity in form and substance, and subject to documentation, satisfactory to Agent.

7.                                      Release.

(a)                                  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent and Lenders and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, the agents and other representatives (Agent and Lenders, and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever other than with respect to any claims made to correct manifest errors with respect to amounts owing pursuant to the Loan Agreement, this Amendment or other Debt Documents (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, this Amendment or any of the other Debt Documents or transactions thereunder or related thereto.

(b)                                 Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.                                      Covenant Not To Sue.  Borrower, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 7 above.  If Borrower or any of its respective successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9.                                      Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

10.                               Severability of Provisions.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.                               Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.                               Entire Agreement.  The Loan Agreement as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.                               No Strict Construction, Etc.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.  Time is of the essence for this Amendment.

15.                               Costs and Expenses.  Borrower absolutely and unconditionally agree to reimburse Agent and Lenders for all reasonable out-of-pocket fees, costs and expenses, including all reasonable fees and expenses of counsel, incurred in the preparation, negotiation, execution and delivery of this Amendment and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby, all in accordance with Section 10.5 of the Loan Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

HELICOS BIOSCIENCES CORPORATION

By:
Name:
Title:

[Additional signature pages to follow]

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:
Name:
Title: Duly Authorized Signatory

LENDER:

CIT HEALTHCARE LLC

By:
Name:
Title:

EXHIBIT A

Changes to Intellectual Property